Exhibit 10.31

FIRST AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (this “First Amendment”) is entered into as of January 18, 2006 among (i) The Royal Bank of Scotland PLC (“RBOS”), acting in its capacity as the sole current Lender and as Agent for the Lender pursuant to the hereinafter referenced Note Purchase Agreement; and (ii) Opinion Research Corporation, a Delaware corporation, MACRO International, Inc., a Delaware corporation, Social and Health Services, Ltd., a Maryland corporation, ORC Holdings, Ltd., an English company, O.R.C. International Ltd., an English company, and any other “Borrower” party to the Note Purchase Agreement from time to time (the “Borrowers”).1 Capitalized terms used but not defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

W I T N E S S E T H:

WHEREAS, Borrowers, Agent and Lender are parties to that certain Senior Subordinated Note Purchase Agreement dated as of July 29, 2005 (the “Note Purchase Agreement”);

WHEREAS, the Borrowers have requested and the Lenders have agreed to revise certain of the financial covenants of the Borrowers set forth in the Note Purchase Agreement, as hereinafter provided, subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated herein by this reference and made a part hereof, with the same force and effect as if fully set forth herein.

2. The definition of “EBITDA” set forth in the Section of the Note Purchase Agreement titled “Certain Definitions” is hereby deleted in its entirety and replaced with the following:

““EBITDA” shall mean, as of the date of any determination, the consolidated net income of the Parent Company, including all Borrowers and Non-Borrower Subsidiaries, plus interest expense, plus taxes, plus depreciation expense, plus amortization expense, plus any non-cash, non-recurring charges against

[1]	Note: The membership interests in ORC ProTel, LLC, a Delaware limited liability company, were sold by Opinion Research Corporation on December 31, 2005, and ORC ProTel, LLC is no longer a Borrower under the Note Purchase Agreement.

income approved in writing by the Agent, plus any non-cash stock-option expenses , minus any non-cash gain (to the extent included in determining net income), minus any dividends paid in accordance with Section 7.8(a) of this Agreement to the extent not deducted from net income, all as determined on a rolling four (4) quarter consolidated basis in accordance with GAAP.”

3. Sections 6.15(b) and 6.15(c) set forth in the Note Purchase Agreement are hereby deleted in their entirety, and the following substituted in lieu thereof:

“(b) Interest Coverage Ratio. The Borrowers and the Non-Borrower Subsidiaries will maintain an Interest Coverage Ratio, measured on the last day of each fiscal quarter throughout the term of the Loan of: (i) at least 2.10 to 1.00 for each fiscal quarter up to and including the fiscal quarter ending March 31, 2006; (ii) at least 1.70 to 1.00 for the fiscal quarter ending June 30, 2006 up to and including the fiscal quarter ending March 31, 2007; and (iii) at least 2.10 to 1.00 for the fiscal quarter ending June 30, 2007 and each fiscal quarter thereafter. For purposes of the foregoing, “Interest Coverage Ratio” shall mean, for each measurement period, the ratio of EBITDA to the Borrowers’ and the Non-Borrower Subsidiaries’ cash interest expense during such period.”

“(c) Leverage Ratio. The Borrowers and the Non-Borrower Subsidiaries will maintain on a consolidated basis for each quarter ending during the periods specified below, a Leverage Ratio of not more than the following:

Period	Maximum Leverage Ratio
December 31, 2005 through March 31, 2006	5.30 to 1.00
From April 1, 2006 through September 30, 2006	5.00 to 1.00
From and after October 1, 2006	4.70 to 1.00

For purposes of the foregoing, “Leverage Ratio” shall mean, for each measurement period, the ratio of the Borrower’s and the Non-Borrower Subsidiaries’ Total Debt to EBITDA. The Leverage Ratio shall be measured on the last day of each fiscal quarter throughout the term of the Loan.”

4. Solely for the purpose of calculating the financial covenants set forth in Section 6.15 of the Note Purchase Agreement for the fiscal quarters ending December 31, 2005, March 31, 2006 and June 30, 2006, the Lenders hereby consent to the Borrowers adding-back the Operational Expenses and Losses (hereinafter defined) to the Borrowers’ EBITDA (without duplication) for the fiscal quarters ending December 31, 2005, March 31, 2006 and June 30, 2006, as applicable, and for any period which includes such fiscal quarter. The consent by the Lenders to the above-referenced add-back to the Borrowers’ EBITDA constitutes a one-time waiver of the requirements of the Note Purchase Agreement specific to the Operational Changes (hereinafter defined). Nothing contained herein shall constitute a waiver of any other provision of the Note Purchase Agreement or any other Loan Document. For purposes of this paragraph, (i) the term “Operational Changes” refers to the divestiture of ORC ProTel, LLC and the discontinued operations of the Borrowers in Mexico and Korea; and (ii) the term “Operational Expenses and Losses” means, collectively, (a) those certain expenses incurred in connection with the Operational Changes, (b) the operating profits and losses incurred by ORC ProTel, LLC during 2005, (c ) the operating profits and losses of the Borrowers in Mexico and Korea during 2005 and 2006, and (d) those certain losses incurred in connection with the sale of ORC ProTel, LLC, all of which (i.e., all of the items set forth in subsections (a) through (d)) on a consolidated basis, will equal no more than Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00).

5. Simultaneously with the execution of this First Amendment (and as a condition precedent to the effectiveness of this First Amendment), the Agent and its counsel shall have received (i) a fully executed copy of that certain Fourth Modification to Business Loan and Security Agreement and Other Loan Documents dated as of May 4, 2004 (as amended, the “Loan and Security Agreement”), executed by Citizens Bank of Pennsylvania , as agent for certain lender parties thereto and the Borrowers (the “Citizens Modification”), in form and substance satisfactory to the Agent and its counsel in all respects; and (ii) confirmation that all of the conditions precedent specified in the Citizens Modification have been satisfied or waived.

6. Simultaneously with the Borrowers’ execution and delivery of this First Amendment (and as a condition precedent to the effectiveness of this First Amendment), the Borrowers shall (a) pay to the Agent (for the ratable benefit of the Lenders), in immediately available funds, an administrative fee in the amount of Twenty Thousand and No/100 Dollars ($20,000.00), which fee the Borrowers acknowledge has been fully earned by the Lenders; (b) pay to the Agent, in immediately available funds, all of the Agent’s and Lenders’ costs and expenses associated with this First Amendment and the transactions referenced herein or contemplated hereby, including, without limitation, the Agent’s and Lenders’ reasonable legal fees and expenses; and (c) deliver to the Agent the other documents, instruments and agreements referenced herein.

7. The Borrowers hereby represent, warrant, acknowledge and agree that as of the date hereof (a) all accrued and unpaid interest and fees payable with respect to the Notes due and payable on or prior to the date hereof have been paid; (b) the Notes have a current outstanding principal balance of Twenty Million and No/100 Dollars ($20,000,000.00); (c) after giving effect to the transactions contemplated hereby, there are no set-offs or defenses against and no defaults under the Note Purchase Agreement, any of the Notes or any other Loan Document; (d) after giving effect to the transactions contemplated hereby, no act, event or condition has occurred which, with notice or the passage of time, or both, would constitute a default under the Note Purchase Agreement, any of the Notes or any other Loan Document; (e) all of the representations and warranties of the Borrowers contained in the Note Purchase Agreement expressly qualified by a “materiality” standard are true and correct in all respects as of the date hereof, and all of the representations and warranties of the Borrowers contained in the Note Purchase Agreement not expressly qualified by a “materiality” standard are true and correct in all material respects as of the date hereof (except with respect to those changes in facts and circumstances which are expressly permitted by the terms of the Note Purchase Agreement or to the extent that such representations and warranties expressly relate solely to an earlier date), unless the Borrowers are unable to remake and redate any such representation or warranty, in which case the Borrowers have previously disclosed the same to the Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default; and (f) all schedules attached to the Note Purchase Agreement with respect to any particular representation and warranty of the Borrowers set forth in the Note Purchase Agreement (as modified) remain true, accurate and complete, as updated in writing to the Agent as of the date of this First Amendment

8. The Borrowers, and their respective representatives, successors and assigns, hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE, and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions, and causes of action of whatsoever kind or nature, whether known or unknown, which they have, may have, or might have or may assert now or in the future against the Agent and/or the Lender directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, in each case related to, arising from or in connection with the Loan, whether known or unknown, and which occurred, existed, was taken, permitted, or begun prior to the date hereof (including, without limitation, any claim, demand, obligation, liability, defense, counterclaim, action or cause of action relating to or arising from the grant by the Borrowers to the Lenders of a security interest in or encumbrance on collateral that is, was or may be subject to, or an agreement by which the Borrowers are bound and which contains, a prohibition on further mortgaging or encumbering the same). The Borrowers hereby acknowledge and agree that the execution of this First Amendment by the Agent and the Lenders shall not constitute an acknowledgment of or an admission by the Agent and/or the Lenders of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

9. Except as expressly set forth herein, nothing contained in this First Amendment is intended to or shall otherwise act to nullify, discharge, or release any obligation incurred in connection with the Notes, the Note Purchase Agreement and/or the other Loan Documents or to waive or release any collateral given by the Borrowers to secure the Notes, nor shall this First Amendment be deemed or considered to operate as a novation of the Notes, the Note Purchase Agreement or the other Loan Documents. Except to the extent of any express conflict with this First Amendment or except as otherwise expressly contemplated by this First Amendment, all of the terms and conditions of the Notes, the Note Purchase Agreement and the other Loan Documents shall remain in full force and effect, and the same are hereby expressly approved, ratified and confirmed. In the event of any express conflict between the terms and conditions of the Notes, the Note Purchase Agreement or the other Loan Documents and this First Amendment, this First Amendment shall be controlling and the terms and conditions of such other documents shall be deemed to be amended to conform with this First Amendment.

10. If any term, condition, or any part thereof, of this First Amendment, the Note Purchase Agreement or of the other Loan Documents shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision, or condition of this First Amendment, the Note Purchase Agreement and the other Loan Documents, and this First Amendment, the Note Purchase Agreement and the other Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

11. The Borrowers acknowledge that, at all times prior to and through the date hereof, the Agent and the Lenders have acted in good faith and have conducted themselves in a commercially reasonable manner in its relationship with the Borrowers in connection with this First Amendment and in connection with the obligations of the Borrowers to the Agent and the Lenders under the Loan; the Borrowers hereby waiving and releasing any claims to the contrary.

12. The Borrowers hereby acknowledge and agree that, from and after the date hereof, all references to the “Note Purchase Agreement” set forth in any Loan Document shall mean the Note Purchase Agreement, as modified pursuant to this First Amendment, and that except as expressly modified hereby, the Note Purchase Agreement shall be and remain unchanged and in full force and effect, and the same is hereby expressly approved, ratified and confirmed.

13. The Borrowers acknowledge (a) that they have participated in the negotiation of this First Amendment, and no provision of this First Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; (b) that each has had access to an attorney of its choosing in the negotiation of the terms of and in the preparation and execution of this First Amendment, and each has had the opportunity to review, analyze, and discuss with its counsel this First Amendment, and the underlying factual matters relevant to this First Amendment, for a sufficient period of time prior to the execution and delivery hereof; (c) that all of the terms of this First Amendment were negotiated at arm’s length; (d) that this First Amendment was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and (e) that the execution and delivery of this First Amendment by each of the Borrowers is its free and voluntary act and deed for the purposes contained herein.

14. This First Amendment shall be governed by the laws of the State of New York, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Signature pages may be exchanged by facsimile and each party hereto agrees to be bound by its facsimile signature.

[The Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

OPINION RESEARCH CORPORATION, a Delaware corporation

By:	/s/ Douglas L. Cox
Name:	Douglas L. Cox
Title:	Secretary

MACRO INTERNATIONAL INC., a Delaware corporation

By:	/s/ Douglas L. Cox
Name:	Douglas L. Cox
Title:	Assistant Secretary

SOCIAL AND HEALTH SERVICES, LTD., a Maryland corporation

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Secretary

ORC HOLDINGS, LTD., an English company

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Authorized signer

[Signature Page to First Amendment]

O.R.C. INTERNATIONAL LTD, an English company

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Authorized signer

AGENT:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Andrew S. Weinberg
Name:	Andrew S. Weinberg
Title:	Senior Vice President

LENDER(S):

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Andrew S. Weinberg
Name:	Andrew S. Weinberg
Title:	Senior Vice President

[Signature Page to First Amendment]